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                                                                   EXHIBIT 10.34

THE STERLING GROUP


                                         THE STERLING GROUP, INC.
                                         EIGHT GREENWAY PLAZA, SUITE 702
                                         HOUSTON, TEXAS 77046
                                         713-877-8257
                                         FAX 713-877-1824



                                April 23, 1996



STX Acquisition Corp.
c/o The Sterling Group, Inc.
8 Greenway Plaza, Suite 702
Houston, Texas 77046

Ladies and Gentlemen:

          This letter agreement will confirm the agreement between The Sterling Group, Inc. ("TSG") and STX Acquisition Corp. and STX Chemical Corp. and their respective present and future direct and indirect wholly-owned subsidiaries (collectively, the "Companies" and individually, a "Company"), in connection with STX Acquisition Corp.'s merger with Sterling Chemicals, Inc. (the "Merger"), as follows:

1. Services. TSG has provided or will provide consulting services to the Companies in connection with the organization of the Companies, structuring the Merger, the financing and refinancing thereof, arrangements for outside consulting services, advice with respect to employee benefit and compensation arrangements and other reasonable assistance when and as requested by the Companies.

2. Fee and Expenses. For its services in connection with the Merger, TSG will be entitled to receive from STX Acquisition Corp. and STX Chemical Corp. at the consummation of the Merger a fee in the amount of Eight Million Seventy Three Thousand Dollars ($8,073,000) and reimbursement of all expenses paid or incurred (including expenses of The Unicorn Group and any other consultant) by TSG in connection therewith.

3. Indemnification. The Companies, jointly and severally, agree to indemnify and hold harmless TSG, its consultants, each of their respective controlling persons and each director, officer, employee, principal, consultant, affiliate and agent thereof (each an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Person may become subject relating to or arising out of, or in connection with, any advice or services provided under this Agreement or the transactions contemplated by this Agreement, the Merger (including, without limitation, the use of proceeds from the sale of securities and the financing of the Merger) or any related transaction (including without limitation, that certain letter agreement among TSG, Chase Securities Inc., Texas Commerce Bank National Association, and Credit Suisse dated April 23, 1996 and that certain letter agreement among TSG, CS First Boston, and The Unicorn Group dated October 9, 1995, and the transactions
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The Sterling Group, Inc.
April 23, 1996
Page 2

contemplated thereby), and to reimburse each Indemnified Person, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, giving testimony or furnishing documents for, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof (collectively, "Actions"), including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened), to which the Companies shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Person is a party and whether or not liability resulted therefrom; provided, however, that the indemnity contained in this Agreement will not apply to any Indemnified Person with respect to losses, claims, damages, liabilities or related expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the willful misconduct or gross negligence of such Indemnified Person. In addition, the Companies will not, without prior written consent of TSG, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liabilities arising out of such Action.

Promptly after receipt by an Indemnified Person of written notice with respect to the commencement of any investigation, claim or other Action with respect to which such Indemnified Person may seek indemnification hereunder, such Indemnified Person shall notify the Companies in writing at the address set forth on the first page hereof of such Action; but the omission so to notify the Companies shall not relieve the Companies from any liability that the Companies may have hereunder to such Indemnified Person to the extent that such omission does not materially prejudice or materially adversely affect the Companies. The Indemnified Persons shall be entitled to retain separate counsel of their own choice; provided that the Companies shall not be responsible for the fees and expenses of more than one firm of attorneys (and local counsel, if appropriate) for all of the Indemnified Persons in any single Action, unless the Indemnified Persons shall have been advised that there may be one or more legal defenses available to any of them that may be different from or additional to those available to the others, in which event each such Indemnified Person shall be entitled to separate counsel at the expense of the Companies.

If indemnification is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) for reason of public policy not to be available, the Companies and TSG agree to contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Companies, on the one hand, and TSG, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). Notwithstanding the foregoing, TSG shall not be obligated to contribute any amount hereunder that exceeds the fees and expenses received by TSG hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.
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The Sterling Group, Inc.
April 23, 1996
Page 3

The Companies also agree, jointly and severally, that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Companies for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the Merger, the financing thereof, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities that are determined by a judgment of a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

If any term, provision, covenant or restriction contained in this Section is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

The provisions contained in this Section 3 shall remain in full force and effect
(i) whether or not any of the transactions contemplated hereby are consummated,
(ii) regardless of the termination or completion of any Indemnified Person's services hereunder, (iii) notwithstanding the termination of this agreement and
(iv) notwithstanding any investigation made by or on behalf of TSG or any Indemnified Person.

4. Future Services. The Companies also agree, jointly and severally, that if either of the Companies or any of their respective direct or indirect subsidiaries determines, within 24 months after the date hereof, to dispose of or acquire any assets or businesses, the Companies will, or will cause such entity to, retain TSG as a consultant with respect thereto, provided that TSG's fees with respect thereto are competitive and the Companies and TSG mutually agree on the terms of such retention. If, within 24 months after the date hereof, either of the Companies or any of their respective subsidiaries determines to offer securities for sale to the public or in a private placement or to raise any debt or equity financing, the Companies will, or will cause such entity to, retain TSG as a consultant with respect thereto, provided that TSG's fees with respect thereto are competitive and the Companies and TSG mutually agree on the terms of such retention.

5. Governing Law. This Agreement shall be governed by, and constructed in accordance with, the laws of the State of Texas, without giving effect to choice of law doctrines requiring the application of laws of any other jurisdiction.

If the foregoing meets with your approval and correctly expresses our agreement, please sign and return the enclosed duplicate copy of this letter.

                                     Very truly yours,

                                     THE STERLING GROUP, INC.



                                     By: /s/ Hunter Nelson
                                        -----------------------------
                                        Name:  Hunter Nelson
                                        Title: Principal
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The Sterling Group, Inc.
April 23, 1996
Page 4

ACKNOWLEDGED AND AGREED:

STX ACQUISITION CORP.


By: /s/ Hunter Nelson
   --------------------------
Name:  Hunter Nelson
Title: Vice President



STX CHEMICAL CORP.


By: /s/ Hunter Nelson
   --------------------------
Name:  Hunter Nelson
Title: Vice President